ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140590449-18
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/15/2014 7:23 PM
	Entity Number E0423452014-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: EMERALD DATA INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

CORPORATE CONSULTING LLC
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
1304 DREAM BRIDGE DR	LAS VEGAS	Nevada	89144

Mailing Address (if different from street address)	City	State	Zip Code
1304 DREAM BRIDGE DR	LAS VEGAS	Nevada	89144

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with *par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) JANIS KALNINS
Name

Street Address	City	State	Zip Code
ATBRIVOSANAS ALEJA 5	REZEKNE, LVA	LV	LV-4601

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JANIS KALNINS
Name

X JANIS KALNINS
Incorporator Signature

Address	City	State	Zip Code
ATBRIVOSANAS ALEJA 5	REZEKNE, LVA	LV	LV-4601

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CORPORATE CONSULTING LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

8/15/2014
Date

This form must be accompanied by appropriate fees.